Exhibit 5.1

October 17, 2013

B.O.S Better Online Solutions Ltd.
20 Freiman Street
Rishon LeZion 75100
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd., an Israeli company (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission on the date hereof.  The Registration Statement relates to the resale from time to time by the selling shareholders identified therein of up to 181,467 Ordinary Shares of the Company, NIS 80.00 nominal value per share (the "Registrable Shares") as follows: (i) up to 177,867 Ordinary Shares, issued: (a) upon conversion of convertible loans extended to the Company in August 2009; (b) pursuant to a share purchase agreement with Telegraph Hill Capital Fund I LLC (“THCap”) dated October 2010; (c) pursuant to a business development services agreement between THCap and the Company dated September 2009, as amended (the “THCap Services Agreement”); (d) pursuant to a services agreement between the Company and Cukierman & Co. Investment House Ltd. dated April, 2003, as amended; and (ii) up to 3,600 Ordinary Shares (the “Warrant Shares”) issuable upon exercise of warrants issued in connection with the THCap Services Agreement (the "Warrants").

In so acting, we have examined such originals or copies of corporate documents and have made such investigation of matters of fact and law as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied, without independent investigation, upon statements and certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

Based upon the foregoing, in reliance thereon and subject to the effectiveness of the Registration Statement under the Securities Act of 1933 (the “Act”), we are of the opinion that the Registrable Shares (excluding the Warrant Shares) have been duly authorized and are validly issued, fully paid and nonassessable. The Warrant Shares, upon exercise of the Warrants in accordance with their terms, shall be validly issued, fully paid and nonassessable.

The opinions set forth herein are further subject to the following:

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” in the related Prospectus.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours, /s/ Amit, Polak Matalon & Co. Amit, Pollak, Matalon & Co.